Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS; DECLARES SECOND QUARTER DIVIDEND OF $0.34 PER SHARE; 12 YEARS OF CONSISTENT QUARTERLY DIVIDEND COVERAGE

SANTA MONICA, Calif., May 1, 2024 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2024 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
As previously announced, on March 18, 2024, the Company completed its acquisition of BlackRock Capital Investment Corporation, a Delaware corporation (“BCIC”), pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2024. Pursuant to the Merger Agreement, BCIC merged with and into BCIC Merger, Sub, LLC, a Delaware limited liability company (“Merger Sub”), with Merger Sub continuing as the surviving company and as an indirect wholly-owned subsidiary of the Company (the “Merger”).
•
On a GAAP basis, net investment income for the quarter ended March 31, 2024 was $28.3 million, or $0.46 per share on a diluted basis, which exceeded the regular dividend of $0.34 per share paid on March 29, 2024. Excluding amortization of purchase discount recorded in connection with the Merger, adjusted net investment income(1) for the quarter ended March 31, 2024 was $27.7 million, or $0.45 per share on a diluted basis.
•
Net asset value per share was $11.14 at March 31, 2024 compared to $11.90 at December 31, 2023.
•
Net increase in net assets from operations on a GAAP basis for the quarter ended March 31, 2024 was $5.1 million, or $0.08 per share, compared to $13.3 million, or $0.23 per share net increase in net assets from operations for the quarter ended December 31, 2023. The increase in net assets from operations during the quarter ended March 31, 2024 was primarily the result of unrealized gains recorded in connection with the Merger purchase discount and due to an increase in interest income from the acquired BCIC portfolio. The investment income of the acquired portfolio added an additional $4.2 million in consolidated TCPC gross investment income earned between closing and quarter end. Excluding the impact of unrealized gains and amortization recorded as a result of the Merger purchase discount, the adjusted net decrease in net assets from operations(1) was $(16.8) million, or $(0.27) per share for the quarter ended March 31, 2024.
•
Total acquisitions during the quarter ended March 31, 2024 were approximately $607.0 million, including $587.0 million of investments acquired as a result of the Merger and $20.0 million of deployment into new and existing portfolio companies. Total investment dispositions were $24.3 million during the three months ended March 31, 2024.
•
As of March 31, 2024, debt investments on non-accrual status represented 1.7% of the portfolio at fair value and 3.6% at cost.
•
On May 1, 2024, our Board of Directors declared a second quarter dividend of $0.34 per share, payable on June 28, 2024 to stockholders of record as of the close of business on June 14, 2024.

“We produced solid net investment income during the first quarter, benefiting from higher base rates and wider spreads in our predominantly floating rate portfolio. While we remain highly selective amid economic uncertainty, we are confident in our ability to prudently identify compelling investment opportunities in a core middle market environment that remains favorable for well-established direct lenders such as TCPC,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “Our diversified, first-lien concentrated portfolio is constructed to be resilient in this current macroeconomic environment characterized by high interest rates, relatively high inflation, and slowing consumer and corporate spending. However, we are not immune to the presence of these factors over an extended period and are seeing them impact a portion of our portfolio. During the quarter, we added two portfolio companies to non-accrual status, including one pre-existing non-accrual portfolio company from the acquired BCIC portfolio. In all, we have loans to five portfolio companies on non-accrual, representing 1.7% of our total investments at fair value. The credit quality of our overall portfolio remains solid, and our team is proactively addressing select challenged credits, drawing on our expertise and our experience in successfully navigating challenged situations in the past, as well as the vast resources of the BlackRock platform to develop positive outcomes for our portfolio companies and our shareholders. In addition, we closed our merger with BCIC during the first quarter, gaining scale that we believe will create meaningful value, including income accretion, more efficient access to capital and a lower fee structure for the combined company.”

SELECTED FINANCIAL HIGHLIGHTS(1)

	For the Quarters Ended March 31,
	2024		2023
	Amount	Per Share	Amount	Per Share
Net investment income	$28,261,273	0.46	$25,373,127	0.44
Less: Purchase accounting discount amortization	539,491	0.01	—	—
Adjusted net investment income	$27,721,782	0.45	$25,373,127	0.44

Net realized and unrealized gain (loss)	$(23,204,132)	(0.37)	$(2,659,248)	(0.05)
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	21,347,357	0.34	—	—
Adjusted net realized and unrealized gain (loss)	$(44,551,489)	(0.71)	$(2,659,248)	(0.05)

Net increase (decrease) in net assets resulting from operations	$5,057,141	0.08	$22,713,879	0.39
Less: Purchase accounting discount amortization	539,491	0.01	—	—
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	21,347,357	0.34	—	—
Adjusted net increase (decrease) in assets resulting from operations	$(16,829,707)	(0.27)	$22,713,879	0.39

(1) On March 18, 2024, the Company completed its previously announced Merger with BCIC. The Merger has been accounted for as an asset acquisition of BCIC by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 ("ASC 805"), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company's common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•
“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;
•
“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and

•
“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2024, our consolidated investment portfolio consisted of debt and equity positions in 157 portfolio companies with a total fair value of approximately $2.1 billion, of which 91.4% was in senior secured debt. 80.2% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt, represented approximately 7.7% of the portfolio. 97.1% of our debt investments were floating rate, 92.0% of which had interest rate floors.

As of March 31, 2024, the weighted average annual effective yield of our debt portfolio was approximately 14.1%(1) and the weighted average annual effective yield of our total portfolio was approximately 13.4%, compared with 14.1% and 13.3%, respectively, as of December 31, 2023. We placed our second lien loan to Aventiv on non-accrual status during the first quarter and acquired unsecured debt to Gordon Brothers Finance Company, a pre-existing non-accrual asset, as part of the Merger. In total, debt investments in five portfolio companies were on non-accrual status as of March 31, 2024, representing 1.7% of the consolidated portfolio at fair value and 3.6% at cost.

During the three months ended March 31, 2024, we invested approximately $607.0 million, of which $587.0 million of investments was acquired as a result of the Merger and were comprised of 95.8% in senior secured loans, 3.1% in unsecured or subordinated debt securities and 1.1% in equity investments. The remaining $20.0 million of investments made by the Company during the three months ended March 31, 2024, included investments in four new and three existing portfolio companies. Of these investments, $18.9 million, or 94.5% of total acquisitions, were in senior secured loans, $1.1 million, or 5.5% of total acquisitions, was comprised primarily of equity investments. Additionally, we received approximately $24.3 million in proceeds from sales or repayments of investments during the three months ended March 31, 2024. New investments during the quarter had a weighted average effective yield of 14.7%. Investments we exited had a weighted average effective yield of 14.0%.

As of March 31, 2024, total assets were $2.3 billion, net assets were $953.5 million and net asset value per share was $11.14, as compared to $1.7 billion, $687.6 million, and $11.90 per share, respectively, as of December 31, 2023.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2024 was approximately $55.7 million, or $0.90 per share. Investment income for the three months ended March 31, 2024 included $0.05 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.05 per share from interest income paid in kind and $0.02 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2024 were approximately $27.5 million, or $0.44 per share, including interest and other debt expenses of $13.2 million, or $0.21 per share, and incentive compensation from net investment income of $5.9 million, or $0.09 per share. Excluding incentive compensation, interest and other debt expenses, annualized first quarter expenses were 4.4% of average net assets.

Net investment income for the three months ended March 31, 2024 was approximately $28.3 million, or $0.46 per share. Net realized losses for the three months ended March 31, 2024 were $0.2 million, or less than $0.01 per share. Net unrealized losses for the three months ended March 31, 2024 were $23.0 million, or $0.37 per share, and were net of $21.3 million of unrealized gains recorded in connection with the Merger purchase discount. Net unrealized losses for the three months ended March 31, 2024 included a $13.4 million unrealized loss on our investment in Edmentum, a $13.2 million unrealized loss on our investment in Razor, a $6.8 million unrealized loss on our investment in Aventiv, a $6.4 million unrealized loss on our investment in Astra, a $3.3 million unrealized loss on our investment in Thras.io and a $3.1 million unrealized loss on our investment in 36th Street Capital, partially offset by a $6.3 million reversal of previous unrealized loss upon the restructure of our investment in Perch. Net increase in net assets resulting from operations for the three months ended March 31, 2024 was $5.1 million, or $0.08 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2024, available liquidity was approximately $408.7 million, comprised of approximately $286.0 million in available capacity under our leverage program, $120.6 million in cash and cash equivalents and $2.1 million in net settlements of investments sold.

The combined weighted-average interest rate on debt outstanding at March 31, 2024 was 5.08%.

Total debt outstanding at March 31, 2024, including debt assumed as a result of the Merger, was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	SOFR+2.00%	(2)	$167,985,035	$132,014,965	$300,000,000	(3)
Funding Facility II	2027	SOFR+2.05%	(4)	100,000,000	100,000,000	200,000,000	(5)
Merger Sub Facility(6)	2028	SOFR+2.00%	(7)	221,000,000	44,000,000	265,000,000	(8)
SBA Debentures	2024−2031	2.52%	(9)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.90%		249,750,603	—	249,750,603
2025 Notes ($92 million par)(6)	2025	Fixed/Variable	(10)	92,000,000	—	92,000,000
2026 Notes ($325 million par)	2026	2.85%		325,693,658	—	325,693,658
Total leverage				1,306,429,296	$286,014,965	$1,592,444,261
Unamortized issuance costs				(3,616,588)
Debt, net of unamortized issuance costs				$1,302,812,708

(1)
Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
As of March 31, 2024, $160.0 million of the outstanding amount was subject to a SOFR credit adjustment of 0.11%. $8.0 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements and a SOFR credit adjustment of 0.15%.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Debt assumed by the Company as a result of the Merger with BCIC.
(7)
The applicable margin for SOFR-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness, and is also subject to a credit spread adjustment of 0.10%. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness.
(8)
Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.
(9)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.
(10)
The 2025 Notes consist of two tranches: $35.0 million aggregate principal amount with a fixed interest rate of 6.85% and $57.0 million aggregate principal amount bearing interest at a rate equal to SOFR plus 3.14%.

On February 27, 2024, the Board of Directors approved a new dividend reinvestment plan (the “DRIP”) for the Company. The DRIP was effective as of, and will apply to the reinvestment of cash distributions with a record date after March 18, 2024. Under the DRIP, shareholders will automatically receive cash dividends and distributions unless they “opt in” to the DRIP and elect to have their dividends and distributions reinvested in additional shares of the Company’s common stock. Notwithstanding the foregoing, the former shareholders of BCIC that participated in the BCIC dividend reinvestment plan at the time of the Merger have been automatically enrolled in the Company’s DRIP and will have their shares reinvested in additional shares of the Company’s common stock on future distributions, unless they “opt out” of the DRIP.

On February 27, 2024, our Board of Directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule

10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended March 31, 2024, no shares were repurchased.

MERGER AGREEMENT

On March 18, 2024, the Company completed its previously announced Merger with BCIC, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2024, by and among the Company, BCIC, Merger Sub, and solely for the limited purposes set forth therein, BlackRock Capital Investment Advisors, LLC, a Delaware limited liability company and investment advisor to BCIC (“BCIA”), and the Advisor. Pursuant to the Merger Agreement, BCIC merged with and into Merger Sub, with Merger Sub continuing as the surviving company and an indirect wholly-owned subsidiary of the Company. As a result of, and as of the effective time of, the Merger, BCIC’s separate corporate existence ceased.

In connection with the Merger, the Company and Tennenbaum Capital Partners, LLC (the “Advisor”) entered into an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”) that became effective as of the closing of the Merger, pursuant to which the Advisor reduced its base management fee rate for managing the Company from 1.50% to 1.25% on assets equal to or below 200% of the net asset value of the Company with no change to the basis of the calculation. Prior to the closing, the Advisor's base management fee rate for managing the Company was 1.50% on assets equal to or below 200% of the net asset value of the Company. The base management fee rate on assets that exceed 200% of the net asset value of the Company remains 1.00%. The Company also entered into a fee waiver agreement with the Advisor (the “Fee Waiver Agreement”). The Fee Waiver Agreement provides that the Advisor will waive all or a portion of its advisory fees to the extent the adjusted net investment income of the Company on a per share basis (determined by dividing the adjusted net investment income of the Company by the weighted average outstanding shares of the Company during the relevant quarter) is less than $0.32 per share in any of the first four (4) fiscal quarters ending after the closing of the Merger (the first of which will be the quarter in which the closing occurred) to the extent there are sufficient advisory fees to cover such deficit. The waiver amount in a given quarter cannot exceed the total advisory fees for such quarter. For the quarter ended March 31, 2024, no advisory fee waiver was required.

RECENT DEVELOPMENTS

On May 1, 2024, our Board of Directors declared a second quarter dividend of $0.34 per share payable on June 28, 2024 to stockholders of record as of the close of business on June 14, 2024.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, May 1, 2024 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 470-1428; international callers should dial (404) 975-4839. All participants should reference the access code 445484. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2024 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through Wednesday, May 8, 2024. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 108648.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,960,249,432 and $1,389,865,889, respectively)	$1,881,772,624	$1,317,691,543
Non-controlled, affiliated investments (cost of $64,012,430 and $63,188,613, respectively)	51,868,165	65,422,375
Controlled investments (cost of $211,799,722 and $198,335,511, respectively)	182,778,507	171,827,192
Total investments (cost of $2,236,061,584 and $1,651,390,013, respectively)	2,116,419,296	1,554,941,110

Cash and cash equivalents	120,572,710	112,241,946
Interest, dividends and fees receivable	35,010,620	25,650,684
Deferred debt issuance costs	6,019,791	3,671,727
Due from broker	2,077,272	—
Receivable for investments sold	2,072,526	—
Prepaid expenses and other assets	1,359,923	2,266,886
Total assets	2,283,532,138	1,698,772,353

Liabilities
Debt (net of deferred issuance costs of $3,616,588 and $3,355,221, respectively)	1,302,812,708	985,200,609
Management fees payable	5,573,326	5,690,105
Incentive fees payable	5,880,378	5,347,711
Interest and debt related payables	5,725,140	10,407,570
Interest Rate Swap at fair value	1,670,896	—
Reimbursements due to the Advisor	44,173	844,664
Payable for investments purchased	—	960,000
Accrued expenses and other liabilities	8,343,090	2,720,148
Total liabilities	1,330,049,711	1,011,170,807

Net assets	$953,482,427	$687,601,546

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 85,591,134 and 57,767,264 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	$85,591	$57,767
Paid-in capital in excess of par	1,248,080,041	967,643,255
Distributable earnings (loss)	(294,683,205)	(280,099,476)
Total net assets	953,482,427	687,601,546
Total liabilities and net assets	$2,283,532,138	$1,698,772,353
Net assets per share	$11.14	$11.90

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2024	2023
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$48,646,193	$45,153,147
Non-controlled, affiliated investments	347,635	45,536
Controlled investments	2,859,080	2,209,052
PIK income:
Non-controlled, non-affiliated investments	2,405,677	1,584,834
Non-controlled, affiliated investments	92,675	—
Controlled investments	349,969	—
Dividend income:
Non-controlled, non-affiliated investments	312,324	302,743
Non-controlled, affiliated investments	713,703	634,124
Other income:
Non-controlled, non-affiliated investments	2,053	333,264
Non-controlled, affiliated investments	—	45,650
Total investment income	55,729,309	50,308,350

Operating expenses
Interest and other debt expenses	13,230,224	11,549,171
Incentive fees	5,880,378	5,389,696
Management fees	5,819,505	5,877,539
Professional fees	919,676	454,350
Administrative expenses	561,003	376,544
Director fees	216,719	351,000
Insurance expense	145,113	154,003
Custody fees	89,920	90,586
Other operating expenses	605,498	656,894
Total operating expenses	27,468,036	24,899,783

Net investment income before taxes	28,261,273	25,408,567

Excise tax expense	—	35,440
Net investment income	28,261,273	25,373,127

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(168,077)	(30,629,704)
Net realized gain (loss)	(168,077)	(30,629,704)

Net change in unrealized appreciation (1) (depreciation):
Non-controlled, non-affiliated investments	(6,152,059)	31,972,322
Non-controlled, affiliated investments	(14,378,028)	(2,127,127)
Controlled investments	(2,512,907)	(1,874,739)
Interest Rate Swap	6,939	—
Net change in unrealized appreciation (depreciation)	(23,036,055)	27,970,456

Net realized and unrealized gain (loss)	(23,204,132)	(2,659,248)

Net increase (decrease) in net assets resulting from operations	$5,057,141	$22,713,879

Basic and diluted earnings (loss) per share	$0.08	$0.39

Basic and diluted weighted average common shares outstanding	62,047,859	57,767,264

(1) Includes $21,347,357 change in unrealized appreciation from application of Merger accounting under ASC 805.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2023, and the company’s subsequent periodic filings with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (iv) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine), natural disasters or public health crises and epidemics; (v) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vi) conditions TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (vii) other considerations that may be disclosed from time to time TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Michaela Murray

(310) 566-1094

investor.relations@tcpcapital.com